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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-101309 of UTi Worldwide Inc. on Form F-3 of our report dated April 3, 2002, appearing in the Annual Report on Form 20-F of UTi Worldwide Inc. for the year ended January 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Los Angeles, California
December 9, 2002